SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2025

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01	Regulation FD Disclosure.

On August 21, 2025, Ionis Pharmaceuticals, Inc. (“Ionis,” “we,” “us” or “our company”) issued a press release announcing that the U.S. Food and Drug Administration (the “FDA”) has approved DAWNZERA™ (donidalorsen) for prophylaxis to prevent attacks of hereditary angioedema (“HAE”) in adult and pediatric patients 12 years of age and older. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On August 21, 2025, we announced that the FDA has approved DAWNZERA™ (donidalorsen) for prophylaxis to prevent attacks of HAE in adult and pediatric patients 12 years of age and older. DAWNZERA is the first and only RNA-targeted medicine approved for HAE, designed to target plasma prekallikrein, a key protein that activates inflammatory mediators associated with acute attacks of HAE. DAWNZERA 80mg is self-administered via subcutaneous autoinjector once every four (“Q4W”) or eight weeks (“Q8W”).

HAE is a rare and potentially life-threatening genetic condition that involves recurrent attacks of severe swelling (angioedema) in various parts of the body, including the hands, feet, genitals, stomach, face and/or throat. HAE is estimated to affect approximately 7,000 people in the U.S.

The approval of DAWNZERA was based on positive results from the Phase 3 global, multicenter, randomized, double-blind, placebo-controlled OASIS-HAE study in patients with HAE. The study met its primary endpoint, with DAWNZERA Q4W significantly reducing monthly HAE attack rate by 81% compared to placebo over 24 weeks. Mean attack rate reduction increased to 87% when measured from the second dose, a key secondary endpoint. Additionally, DAWNZERA Q4W reduced moderate-to-severe HAE attacks by ~90% over 24 weeks when measured from the second dose.

These results are bolstered by the ongoing OASISplus open-label extension (“OLE”) study, in which DAWNZERA Q8W had a similar effect as Q4W over time. DAWNZERA demonstrated 94% total mean attack rate reduction from baseline across both dosing groups after one year in the OLE.

The OASISplus study also includes a switch cohort evaluating DAWNZERA Q4W in patients previously treated with lanadelumab, C1-esterase inhibitor or berotralstat for at least 12 weeks. Switching to DAWNZERA reduced mean HAE attack rate by 62% from prior prophylactic treatment over 16 weeks, with no mean increase in breakthrough attacks observed during the switch. A total of 84% of patients surveyed preferred DAWNZERA over their prior prophylactic treatment, citing better disease control, less time to administer and less injection site pain or reactions.

Across clinical studies, DAWNZERA demonstrated a favorable safety and tolerability profile. The most common adverse reactions (incidence ≥ 5%) were injection site reactions, upper respiratory tract infection, urinary tract infection and abdominal discomfort.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding Ionis’ business and the therapeutic and commercial potential of DAWNZERA, our commercial medicines, additional medicines in development and technologies. Words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, Ionis claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Ionis’ expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Additional factors that could cause actual results to differ materially from those stated or implied by Ionis’ forward-looking statements are disclosed in Ionis’ filings with the Securities and Exchange Commission, including in the section captioned “Risk Factors” in Ionis’ most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements represent Ionis’ judgment as of the time of this report. Ionis disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: August 21, 2025	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel